Exhibit 99.1

Actelis Networks Reports Fiscal First Quarter 2022 Results

●	21% Year-Over-Year Increase in Revenues to $1.9 million for First Quarter 2022

●	121% Year-Over-Year increase in non-GAAP customer backlog of open orders

●	Delivered an initial order during the first Quarter of 2022, as part of a three-year contract from a leading global partner specializing in in airport operations management systems to supply Actelis’ products to airports in 39 countries.

●	Actelis products were selected for deployment by a European energy company, providing power to the capital city of a major European country and we have delivered an initial order during the First Quarter of 2022

FREMONT, Calif., June 22, 2022 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT networks, reported financial results for the fiscal first quarter ended March 31, 2022.

Fiscal First Quarter 2022 Financial Summary:

●	Revenues increased 21% to $1.9 million from $1.5 million in the same year-ago period.

●	Customer backlog of open order value increased 121% year-over-year to $4.2 million.

●	Net loss for the three months ended March 31, 2022 totaled $4.6 million, compared to a net loss of $0.7 million in the comparable year-ago period.

●	Adjusted EBITDA loss, a non-GAAP measurement of operating performance reconciled below to Net Loss, totaled $957,000, compared to adjusted EBITDA loss of $385,000 in the comparable year-ago period. The higher adjusted EBITDA loss was primarily due to lower gross profit and an increase in operating expenses.

●	Total proforma Stockholders equity at $7.6 million vs. as reported Capital Deficiency of ($24.2) million, when illustrating the impact of the May, 2022 completed IPO on the balance sheet as of March 31, 2022. A detailed explanation of the pro forma balance sheet can be found in our Form 10-Q, filed today June 22, 2022 with the Securities and Exchange Commission (the “SEC”)

Operational Highlights during Fiscal First Quarter 2022:

●	Delivered an initial order as part of a Three-year contract from a leading global partner specializing in airport operations management systems. This contract is aiming at modernizing and digitizing operations in hundreds of airports worldwide.

●	Selected for deployment and delivered an initial order for an energy company, providing power to the capital city of a major European country. The mission of this project is to modernize, digitize and enhance the customer’s power network and streamline customer’s operations.

Post First Quarter 2022 Highlights

●	Hired two sales leaders for the North America region to focus on current and future government and commercial sales and business development. The new sales leaders will report to the Company’s Chief Revenue Officer Jan Ruderman.

●	Completed a successful IPO in May 2022, raising net proceeds of approximately $15.4 million before additionally paid offering expenses of approximately $1.0 million amounting to proceeds available to the Company of $14.4 million.

Management Commentary:

“I am pleased with the progress we are making in being selected by more and more strategic IoT customers, as part of our continuous success in increasing the number of customers selecting us as their long-term networking partner in various IoT verticals globally. These new wins add to our current deployment with hundreds of customers such as energy companies, rail and road systems, cities and campuses, militaries and governments. We believe that they will provide a continuously growing revenue source for the company for years to come.

I’m also happy to see that our new sales leaders are off to a good start in their respective verticals. And, last but not least, we are very excited about our successful IPO in May, which was achieved despite difficult financial market conditions. Now, we can invest in more sales and marketing resources to expedite our growth in 2022 and beyond” says Tuvia Barlev, CEO of the Company.

Fiscal First Quarter 2022 Financial Results:

Revenues for the three months ended March 31, 2022 amounted to $1.9 million, compared to $1.5 million for the three months ended March 31, 2021. The increase was primarily attributable to $763,000 of revenues generated from Europe, the Middle East and Africa, offset by a decrease of $451,000 in revenues generated from North America.

Backlog of customer open orders, a non-GAAP measurement, as of March 31, 2022 increased 121% to $4.2 million from $1.9 million as of March 31, 2021.

Cost of revenues for the three months ended March 31, 2022, amounted to $1.3 million compared to $0.8 million for the three months ended March 31, 2021. The increase was mainly due to the increase in revenues, as well as a change in the product mix and an increase in the cost of components and manufacturing driven by supply shortages and shipment costs.

Research and Development expenses for the three months ended March 31, 2022 amounted to $0.6 million compared to $0.6 for the three months ended March 31, 2021

Sales and marketing expenses for the three months ended March 31, 2022 amounted to $0.7 million compared to $0.4 for the three months ended March 31, 2021. The increase in comparison with the corresponding period was mainly associated with increased investments in sales and marketing, specifically in payroll in the amount of $131,000, mainly due to hiring of sales and marketing employees, increase in commission expenses in the amount of $72,000 due to the higher revenues and other professional services in the amount of $74,000.

General and administrative expenses for the three months ended March 31, 2022 amounted to $0.6 million compared to $0.3 million for the three months ended March 31, 2021. The increase was mainly due to professional services attributed to the work towards the IPO completed in May 2022.

Operating loss for the three months ended March 31, 2022, w as $1.4 million, compared to an operating loss of $0.6 million for the three months ended March 31, 2021. The increase was mainly due to the decrease in gross profit of $146,000 and an increase in operating expenses of $662,000.

Financial expenses, Net were $3.2 Million Dollars for the three months ended March 31, 2022, compared to $0.1 Million Dollars for the three months ended March 31, 2021. The increase is driven primarily by the increase in fair value of our financial instruments such as warrants and convertible loan and note.

Net loss for the three months ended March 31, 2022 was $4.6 million, compared to net loss of $0.7 million for the three months ended March 31, 2021. The increase was primarily due to the increase in financial expenses of $3.1 million, resulted primarily from the increases in fair value of various financial instruments, as well as an decrease in gross profit in the amount of $146,000 and an increase in operating expenses of $662,000.

Adjusted EBITDA loss, a non-GAAP measurement of operating performance (reconciled below to Net Loss), was $0.96 million, compared to $0.39 million in the comparable year-ago period. The higher adjusted EBITDA loss was driven primarily by lower gross profit and an increase in operating expenses.

The Company reported pro forma balance sheet reflecting its balance sheet as of March 31, 2022 and applied the necessary adjustments to illustrate the impact of net proceeds from the IPO less IPO expenses and of the issuance of common stock. On a pro forma basis as adjusted, Actelis had $18.3 million of cash, $19.8 million of total assets, and total shareholders’ equity of $7.6 million, compared to Capital Deficiency of ($24.2) million as reported. A detailed explanation of the pro forma balance sheet can be found in our Form 10-Q, filed today June 22, 2022 with the Securities and Exchange Commission (the “SEC”)

Please refer to our Form 10-Q filed today June 22, 2022 with the Securities and Exchange Commission (the “SEC”) for the full financial report and information.

Conference Call

Actelis management will hold a conference call today, June 22, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Tuvia Barlev and CFO Efron will host the call.

U.S. dial-in: (844) 830-1956

International dial-in: +1 (213) 320-2553

Conference ID: 9356273

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Actelis Network’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through June 29, 2022.

Toll-free replay number: (855) 859-2056

International replay number: +1(404) 537-3406

Replay ID: 9356273

About Actelis Networks, Inc.

Actelis Networks is a market leader in cyber-hardened, rapid-deployment networking solutions for wide-area IoT applications including federal, state and local government, ITS, military, utility, rail, telecom and campus applications. Actelis’ unique portfolio of hybrid fiber-copper, environmentally hardened aggregation switches, high density Ethernet devices, advanced management software and cyber-protection capabilities, unlocks the hidden value of essential networks, delivering safer connectivity for rapid, cost-effective deployment. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. For a more detailed description of the risks and uncertainties affecting the Company, reference is made to the Company’s reports filed from time to time with the SEC, including, but not limited to, the risks detailed in the Company’s final prospectus (Registration No. 333-264321), filed with the SEC on May 16, 2022. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Investor Relations Contact:

Matt Glover and Ralf Esper

Gateway Investor Relations

+1 949-574-3860

ASNS@gatewayir.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three months ended March 31,
	2022	2021
	U.S. dollars in thousands (except share and per share amounts)

REVENUES	1,868	1,546
COST OF REVENUES	1,286	818
GROSS PROFIT	582	728

OPERATING EXPENSES:
Research and development expenses, net	650	620
Sales and marketing expenses, net	730	411
General and administrative expenses, net	635	322
TOTAL OPERATING EXPENSES	2,015	1,353

OPERATING LOSS	(1,433)	(625)
Financial expenses, net	(3,206)	(54)
NET COMPREHENSIVE LOSS FOR THE PERIOD	(4,639)	(679)

Net loss per share attributable to common shareholders – basic and diluted	$(2.26)	$(0.33)
Weighted average number of common stock used in computing net loss per share – basic and diluted	2,052,134	2,047,641

The accompanying notes are an integral part of the condensed consolidated financial statements (Unaudited).

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

	March 31,	December 31,
	2022	2021
	U.S. dollars in thousands (except for share and per share amounts)
Assets
CURRENT ASSETS:
Cash and cash equivalents	344	693
Short term bank deposit	262	-
Restricted cash	486	-
Trade receivables, net of allowance for doubtful debts of $61 as of March 31, 2022, and December 31, 2021	1,334	2,147
Inventories	931	897
Prepaid expenses and other current assets	559	398
TOTAL CURRENT ASSETS	3,916	4,135

NON-CURRENT ASSETS:
Property and equipment, net	108	103
Restricted cash	99	102
Severance pay fund	261	266
Operating lease right of use assets	868	-
Long term deposits	76	78
TOTAL NON-CURRENT ASSETS	1,412	549

TOTAL ASSETS	5,328	4,684

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
UNAUDITED

	March 31,	December 31,
	2022	2021
	U.S. dollars in thousands (except for share and per share amounts)
Liabilities and redeemable convertible preferred stock net of capital deficiency
CURRENT LIABILITIES:
Current maturities of long-term loans	826	758
Warrants	177	177
Trade payables	1,545	1,920
Deferred revenues	612	673
Employee and employee-related obligations	704	703
Accrued royalties	877	818
Convertible loan	5,871	-
Operating lease liabilities	575	-
Other accrued liabilities	1,007	902
TOTAL CURRENT LIABILITIES	12,194	5,951
NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	5,161	5,473
Warrants	3,030	1,972
Convertible Note	2,923	-
Convertible loan	-	4,905
Operating lease liabilities	283	-
Accrued severance	308	315
Other long-term liabilities	65	79
TOTAL NON-CURRENT LIABILITIES	11,770	12,744
TOTAL LIABILITIES	23,964	18,695
COMMITMENTS AND CONTINGENCIES (Note 8)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
CONVERTIBLE SERIES A PREFERRED STOCK, $0.0001 par value, 4,986,039 shares authorized as of March 31, 2022, and December 31, 2021; 4,986,039 shares issued and outstanding as of March 31, 2022, and December 31, 2021; aggregate liquidation preference of $5,189 and $4,804 as of March 31, 2022 and December 31, 2021.	2,858	2,858
CONVERTIBLE SERIES B PREFERRED STOCK, $0.0001 par value, 3,002,652 shares authorized as of March 31, 2022, and December 31, 2021; 2,745,004 shares issued and outstanding as of March 31, 2022, and December 31, 2021; aggregate liquidation preference of $4,353 and $4,031 as of March 31, 2022 and December 31, 2021, respectively.	2,727	2,727
TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK	5,585	5,585
CAPITAL DEFICIENCY:
Common stock, $0.0001 par value: 11,009,315 shares authorized as of March 31, 2022, and December 31, 2021, respectively; 2,065,864 and 2,047,641 shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	*	*
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of March 31, 2022, and December 31, 2021, respectively; 1,783,773 shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively.	*	*
Additional paid-in capital	2,838	2,824
Accumulated deficit	(27,059)	(22,420)
TOTAL CAPITAL DEFICIENCY	(24,221)	(19,596)
TOTAL LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK NET OF CAPITAL DEFICIENCY	5,328	4,684

*	Represents an amount less than $1 thousands.

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	March 31,
	2022	2021
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(4,639)	(679)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10	12
Changes in fair value related to warrants to lenders	1,058	-
Inventories write-downs	43	9
Exchange rate differences	(197)	(130)
Share-based compensation	14	10
Changes in fair value related to convertible loan	966	-
Changes in fair value related to convertible note	1,075	-
Changes in operating assets and liabilities:
Trade receivables	813	435
Net change in operating lease assets and liabilities	(10)	-
Inventories	(77)	75
Prepaid expenses and other current assets	(161)	(68)
Other non-current asset	-	10
Trade payables	(375)	(239)
Deferred revenues	(61)	(249)
Other current liabilities	142	82
Other long-term liabilities	(13)	40
Other accrued liabilities	105	(111)
Net cash used in operating activities	(1,307)	(803)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term bank deposit	(262)	-
Purchase of property and equipment	(15)	(2)
Net cash used in investing activities	(277)	(2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	*	*
Proceeds from convertible note	1,847	-
Proceeds from long-term debt, net of issuance costs	-	2,090
Repayment of long-term loan	(129)	(96)
Net cash provided by financing activities	1,718	1,994

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(197)	(130)
INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	134	1,189

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	795	671

BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	929	1,860

*	Represents an amount less than $1 thousands.

The accompanying notes are an integral part of these condensed consolidated financial statements (Unaudited).

Non GAAP adjusted EBITDA

(U.S. dollars in thousands)	Three months Ended March 31, 2022	Three months Ended March 31, 2021
Revenues	$1,868	$1,546
GAAP net loss	(4,639)	(679)
Interest Expense	$3,206	$54
Tax Expense	12	37
Fixed asset depreciation expense	10	12
Stock based compensation	14	10
Research and development, capitalization	142	181
Net change in operating lease assets and liabilities	10	—
Other one time costs and expenses	288	—
Non-GAAP Adjusted EBITDA	(957)	$(385)
GAAP net loss margin	(248.35)%	(43.92)%
Adjusted EBITDA margin	(51.23)%	(24.90)%